EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Westfield Financial, Inc.'s Registration Statement Nos. 333-73132 and 333-98903 on Forms S-8 of our report dated March 1, 2004 appearing in the Annual Report on Form 10-K of Westfield Financial, Inc. for the year ended December 31, 2003.

/s/ Deloitte & Touche, LLP
Hartford, Connecticut
March 10, 2004


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